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                                                                    EXHIBIT 10.9

           Fontenelle, LLC Consulting Agreement dated August 11, 1999

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of August 11, 1999 by and between Virtual Technology Corporation ("VTC"), a Minnesota corporation and Fontenelle, LLC ("Consultant"), a Nevada limited liability company.

                                    RECITALS

     A. VTC is a public company whose Common Stock, no par value, is quoted on the OTC Bulletin Board. VTC is in the business of selling computers and computer-related equipment on the Internet.

     B. Consultant is experienced in raising funds for growing businesses and has significant contacts with possible financing sources.

     C. VTC wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's services to help VTC in raising funds.

                                    AGREEMENT

     NOW, THEREFORE, it is mutually agreed by and between the Parties as follows:

     1. ENGAGEMENT. VTC hereby retains and engages Consultant to assist it in developing a financing strategy and in identifying potential investors and as described in more detail in paragraph 2 below (the "Consulting Services"), and Consultant agrees to perform the Consulting Services subject to the terms and conditions of this Agreement.

     2. CONSULTING SERVICES. The Consulting Services contemplated by this Agreement shall consist of:

          a. Reviewing and evaluating VTC's current business plan and remaining knowledgeable about the contents thereof;

          b.   Working with VTC's management to develop a financing strategy;
     and

          c. Introducing VTC potential investors and other sources of financing.

     3. CONSIDERATION. In consideration of the performance by Consultant of the Consulting Services, VTC will issue to Consultant 1,200,000 shares of VTC's Common Stock (the "Shares") valued at $1.37 per share (closing price Aug. 5,
1999), for a total consideration of $1,644,000, and an additional 300,000 shares of VTC's Common Stock valued at $411,000, as more fully described in paragraph 4 below. In the event that Consultant does not completely perform the Consulting Services (for any reason including the death or incapacity of Consultant), then for each month that Consultant does not perform the Consulting Services, one sixth (1/6) of the Shares (as

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adjusted for stock splits, reverse stock splits, stock dividends or distributions or other reclassifications of VTC's common stock) shall be returned to VTC and canceled. Consultant agrees to purchase shares in the open market, if necessary, to fulfill such obligation to return shares to VTC.

     The Shares will be issued as soon as practicable following execution of this Agreement and will be "restricted securities" as defined in Rule 144(a)(3).

     4. ADDITIONAL SHARES. In partial consideration of Consultant performing the Consulting Services, VTC hereby grants the 1995 Antebi Childrens Insurance and Other Trust and the 1997 Antebi Childrens Insurance and Other Trust each 150,000 shares of VTC's Common Stock valued at $1.37 per share.

     5. EXPENSES. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement by VTC.

     6. TERM. The term of this Agreement is one year, commencing August 11, 1999 and ending August 11, 2000 (the "Term"). This Agreement may be terminated prior to the end of the Term upon the mutual written agreement of the Parties.

     7. CONSULTANT'S LIABILITY. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any term of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

     8. COMPANY'S LIABILITY. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

     9. CONSULTANT'S REPRESENTATIONS. The Consultant makes the following representations:

          (a) Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

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          (b)  Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

          (c) Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

          (d) Consultants activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

          (e) Consultant is either properly registered as, or exempt from registration, a broker-dealer or an investment advisor;

          (f) Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information;

          (g) During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing, the Company's estimating and costing procedure and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of the suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining tot he affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers;

     (h) Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs; and

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     (i)  Consultant is an "accredited investor", as that term is defined in
     Rule 501(a) of regulation D promulgated under the Securities Act of 1933 (the Securities Act") and has the capacity to protect its own interests with respect to an investment in the securities issued and issueable hereunder (the "Securities"). Consultant and, as assignees of the Consultant, the trusts identified in paragraph 4 above, are acquiring, or will acquire, the Securities for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Consultant understands that the Securities have not been registered under the Securities Act and that there is no current plan to so register the Securities. Consultant acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Consultant further acknowledges that the certificate(s) evidencing the Securities will be imprinted with a standard restrictive legend prohibiting the transfer of the Securities in the absence of an opinion of counsel or an exemption from the registration and prospectus delivery requirements of the Securities Act and that a stop transfer notation will be made on VTC's stock transfer records.

     10. COMPANY REPRESENTATION'S. The Company makes the following representations:

          (a) The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

          (b) The Company is in good standing in the state of incorporation, Minnesota.

          (c) The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

     11. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire understanding of the Parties with respect to the matters contemplated hereby. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties.

     12. ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned without the prior written consent of the other Party.

     13. WAIVER. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

     14. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, or by registered or certified mail, postage prepaid, as follows:



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          If to VTC to:

          Virtual Technology Corporation
          3100 West Lake Street
          Minneapolis, MN  55416

          If to Consultant, to:

          Fontenelle, LLC
          Attn:  Mr. Steven Antebi
          345 North Maple Drive, Suite 358
          Beverly Hills, California 90210

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telephoned or mailed.

     15. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Minnesota.

     16. NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto.

     17. SEVERABILITY. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. HEADINGS. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     19. FURTHER ACTS. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     20. ACKNOWLEDGMENT CONCERNING COUNSEL. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     21. INDEPENDENT CONTRACTOR STATUS. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

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     22.  COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                    VIRTUAL TECHNOLOGY CORPORATION
                                    a Minnesota corporation

                                    By: /s/ Kenneth Israel
                                       ----------------------------------------
                                        Name: Kenneth Israel, Chairman

                                    FONTENELLE, LLC
                                    a Nevada Limited Liability Company

                                    By: /s/ Steven Antebi
                                       ----------------------------------------
                                        Name: Steven Antebi - Authorized Officer